Exhibit 31

                               CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

      Re: Morgan Stanley ABS Capital I Inc. Trust 2005-NC2 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-NC2, issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2005 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Countrywide Home Loans Servicing LP, as servicer, HomEq Servicing Corporation, as servicer (each a "Servicer" and, collectively, the "Servicers"), and NC Capital Corporation, as responsible party
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      I, Gail McDonnell, certify that:

            1. I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicers under the Pooling and Servicing Agreement, for inclusion in the Reports is included in the Reports;

            4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicers have fulfilled their respective obligations under the Pooling and Servicing Agreement; and

            5. The Reports disclose all significant deficiencies relating to the Servicers' compliance with the minimum servicing standards based upon the reports provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.


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In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicers.


Date: March 30, 2006

/s/: Gail McDonnell
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Gail Mc Donnell
President